Exhibit 4.2

VALERO ENERGY PARTNERS LP

4.375% Senior Notes due 2026

A single series of Securities is hereby established pursuant to Section 301 of the Indenture dated as of November 30, 2016 (the “Indenture”), between Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), as follows (capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture, and all references herein to a Section shall refer to the corresponding Section in the Indenture):

1. The title of the 4.375% Senior Notes due 2026 shall be “4.375% Notes due 2026” (the “Notes”).

2. The initial limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1207) is $500,000,000, provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

3. The Notes shall be initially issued as Registered Securities in the form of one or more global Securities under the Indenture. The Depository Trust Company is hereby designated as the Depository for these global Securities under the Indenture.

As long as any Note is in global form, then, notwithstanding clause (11) of Section 301 and the provisions of Section 302, any such global Note shall represent such of the outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or redemptions. Any endorsement of a global Note to reflect the amount, or any increase or decrease in the amount, of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified in such Note or in a Partnership Order to be delivered to the Trustee pursuant to Section 303. Subject to the provisions of Section 303 and, if applicable Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Note or in the applicable Partnership Order. With respect to Notes that are represented by a global Note, the Partnership authorizes the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depository appointed with respect to such global Note. Any global Note may be deposited with the Depository or its nominee, or may remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depository. If a Partnership Order has been, or simultaneously is, delivered, any instructions by the Partnership with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such global Note and the Depository may be treated by the Partnership, the Trustee and any agent of the Partnership or the Trustee as the absolute owner of such global Note for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through an Agent Member, to take any action that a Holder is entitled to take under the Indenture or the Notes and (ii) nothing herein shall prevent the Partnership, the Trustee or any agent of the Partnership or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

Notwithstanding Section 305, and except as otherwise provided pursuant to Section 301, transfers of a global Note shall be limited to transfers of such global Note in whole but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a global Note may be transferred in accordance with the rules and procedures of the Depository. In all other respects, Notes shall be transferred to all beneficial owners in exchange for their beneficial interest in a global Security solely as expressly provided in Section 305.

In connection with any transfer of a portion of the beneficial interest in a global Note to beneficial owners pursuant hereto and Section 305, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the global Note in an amount equal to the principal amount of the beneficial interest in the global Note to be transferred, and the Partnership shall execute, and the Trustee upon receipt of a Partnership Order for the authentication and delivery of Notes shall authenticate and deliver, one or more Notes of like tenor and amount.

In connection with the transfer of an entire global Note to beneficial owners pursuant hereto and Section 305, the global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Partnership shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Note, an equal aggregate principal amount of Notes of authorized denominations.

Neither the Partnership nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to the Notes. Neither the Partnership nor the Trustee shall be liable for any delay by the related global Note Holder or the Depository in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such global Note Holder or the Depository for all purposes (including with respect to the registration and delivery, and the principal amount, of the Notes to be issued).

Notwithstanding the provisions of Sections 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of, premium (if any) or interest on any global Note shall be made to the Person or Persons specified in such global Note.

5. The date on which the principal of the Notes are payable shall be December 15, 2026.

6. The rate at which the Notes shall bear interest shall be 4.375% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for the Notes shall be December 9, 2016. The Interest Payment Dates on which interest on the Notes shall be payable are June 15 and December 15, commencing June 15, 2017. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest payment, except in the case of Default Interest, which will be payable as provided in the Indenture. The Regular Record Date for the interest payable on the Notes on any Interest Payment Date shall be the June 1 and December 1, as the case may be, immediately preceding such Interest Payment Date. No Additional Amounts shall be payable with respect to the Notes.

7. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable is at the office or agency of the Paying Agent and Security Registrar in New York, New York or such other offices or agencies maintained for such purpose as the Partnership may from time to time and in accordance with the Indenture designate. If appropriate wire transfer instructions have been received by the Trustee, not later than five Business Days prior to the record date for an applicable Interest Payment Date, then payments in respect of the Notes evidenced by a global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such global Note. In all other cases, payment of interest on the Notes may be made at the option of the Partnership by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

8. The Notes will be redeemable at any time and from time to time prior to September 15, 2026, in whole or in part, at the option of the Partnership, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) calculated as if the maturity date of the Notes was September 15, 2026, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate

(as defined below) plus 30 basis points, as calculated by an Independent Investment Banker (as defined below) plus, in each case, accrued and unpaid interest thereon to the Redemption Date; provided that the principal amount of a Note outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

On or after September 15, 2026, the Notes will be redeemable at any time, in whole or in part, at the option of the Partnership, at a Redemption Price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes (assuming, for this purpose, that the Notes matured on September 15, 2026) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming, for this purpose, that the Notes matured on September 15, 2026).

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Partnership to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealers” means (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their respective successors, provided that, if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Partnership shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers selected by the Partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Partnership defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

9. The Notes shall not be entitled to the benefit of any sinking fund, any optional repurchase or redemption right in favor of any holder thereof or other mandatory repurchase or redemption provisions.

10. As of the date of original issuance of the Notes (the “Issue Date”), the Notes shall not be Guaranteed by any of the Partnership’s existing Subsidiaries. If, after the Issue Date, any of the Partnership’s Subsidiaries Guarantees, becomes a borrower or guarantor under, or grants any Mortgage to secure any Obligations pursuant to, the Revolving Credit Agreement, then the Partnership shall cause such Subsidiary to become a Guarantor by executing a supplement to the Indenture and delivering such supplement to the Trustee promptly (but in any event, within 30 days of the date on which it guaranteed or incurred such Obligations or granted such Mortgage, as the case may be).

“Debt” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than trade letters of credit and documentary letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is not reimbursed by the third Business Day following demand for reimbursement, (iv) all Obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all capitalized lease Obligations of such Person, (vi) all Debt of others secured by a Mortgage on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the Obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such Obligations shall be deemed to be in an amount equal to the greater of (A) the lesser of (1) the full amount of such Obligations and (2) the fair market value of such assets, as determined in good faith by the board of directors of such Person, which determination shall be evidenced by resolutions of the board of directors of the General Partner, and (B) the amount of Obligations as have been assumed by such Person or which are otherwise such Person’s legal liability), and (vii) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

“Guarantee” means any Obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other Obligation of any other Person and any Obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other Obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other Obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Subsidiary of the Partnership that Guarantees the Notes in accordance with the provisions hereof and of the Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions hereof and of the Indenture.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Debt or in respect thereto.

“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of November 12, 2015, among the Partnership, as borrower, JPMorgan Chase Bank, N.A. as administrative agent, and the lenders named therein, as amended, restated, refinanced, replaced or refunded from time to time.

11. Unconditional Guarantee.

(a) Notwithstanding any provision to the contrary herein, the provisions of this Section 11 shall be applicable only if the Partnership is required to cause one of its Subsidiaries to deliver a supplemental indenture pursuant to Section 10 hereof.

(b) For value received, each Guarantor shall, jointly and severally, fully, unconditionally and absolutely guarantee to the Holders and to the Trustee the due and punctual payment of the principal of and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Partnership, when and as such principal and interest shall become due and payable, whether on the Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Notes and the Indenture, subject to the limitations set forth in Section 12 hereof.

(c) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Guarantors shall agree that its Obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee (including the Guarantee of any other Guarantor) or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Partnership or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Guarantors. Each Guarantor shall agree that, in the event of a default in payment of the principal of or interest on the Notes entitled to the Guarantee of such Guarantor, whether on the Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 507 of the Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Partnership or any other Guarantor.

(d) Each Guarantor shall (i) waive diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Partnership or any of the Guarantors, and all demands whatsoever and (ii) acknowledge that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its Obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it. Each Guarantor shall further agree that, if at any time all or any part of any payment theretofore applied by any person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Partnership or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Partnership in respect of any amounts paid by such Guarantor pursuant to the provisions hereof and of the Indenture and the Guarantee; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes entitled to the Guarantee of such Guarantor and the Guarantee shall have been paid in full or discharged.

12. Limitation on Guarantors’ Liability. Each Guarantor by its acceptance hereof, and by its delivery of a supplemental indenture pursuant to Section 10, and each Holder of a Note entitled to the benefits of the Guarantee confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, each Holder of a Note entitled to the benefits of the Guarantee and each Guarantor shall irrevocably agree that the Obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under the Guarantee, not result in the Obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

13. Release of Guarantors from Guarantee.

(a) Notwithstanding any other provisions hereof or of the Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in Sections 401 and

402 of the Indenture and in this Section 13. Provided that no Event of Default shall have occurred and shall be continuing under the Indenture, the Guarantee incurred by a Guarantor pursuant to Section 10 hereof shall be unconditionally released and discharged

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of, or all of the Partnership’s direct or indirect limited partnership, limited liability company or other equity interests in, that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Partnership;

(2) upon the merger of the Guarantor into the Partnership or any other Guarantor or the liquidation or dissolution of the Guarantor; or

(3) upon delivery of written notice to the Trustee of the release of all Guarantees or other Obligations of the Guarantor under the Revolving Credit Agreement.

(b) Upon receipt of a written request of the Partnership accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that any Guarantor is entitled to be released from the Guarantee in accordance with the provisions hereof and of the Indenture, the Trustee shall sign an appropriate instrument delivered to it evidencing the release of such Guarantor from the Guarantee. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes entitled to the benefits of the Guarantee as provided herein and in the Indenture, subject to the limitations of Section 12 hereof.

(c) If at any time following any release of a Guarantor from its guarantee of the Notes pursuant to Section 13(a)(3) hereof, such entity again Guarantees Obligations under the Revolving Credit Agreement, then the Partnership shall cause such entity to again Guarantee the Notes in accordance with the provisions hereof and of the Indenture.

14. The Notes shall be in substantially the form of Attachment A hereto (the “Form of Note”).

15. Each Note that is a global Security shall bear the legend set forth on the face of the Form of Note.

Attachment A – Form of Note

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY AS PROVIDED FOR IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

VALERO ENERGY PARTNERS LP

4.375% NOTES DUE 2026

No. [ ]	$[ ]
REGISTERED	CUSIP No. 91914JAA0
ISIN No. US91914JAA07

VALERO ENERGY PARTNERS LP, a Delaware limited partnership (the “Partnership,” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [        ] Dollars [or such lesser amount as indicated on the schedule of exchanges of Securities,]* on December 15, 2026.

Interest Payment Dates: June 15 and December 15

Regular Record Dates: June 1 and December 1

Reference is hereby made to the further provisions of this Security set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

*	To be included only if the Security is a global Security.

IN WITNESS WHEREOF, the Partnership has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:             ,

VALERO ENERGY PARTNERS LP

By:
[ ]
ATTEST:

By:
[ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated: ,	By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

VALERO ENERGY PARTNERS LP

4.375% NOTES DUE 2026

This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of VALERO ENERGY PARTNERS LP, a Delaware limited partnership (the “Partnership”), issued under the Indenture hereinafter referred to and is one of a series of such debentures, notes or other evidences of indebtedness designated pursuant thereto as 4.375% Notes due 2026 (the “Securities”) of the Partnership.

1. Interest. The Partnership promises to pay interest on the principal amount of this Security at 4.375% per annum from December 9, 2016 until December 15, 2026 (“Maturity”). The Partnership will pay interest semi-annually on June 15 and December 15 of each year (each an “Interest Payment Date”) and on the Maturity of the Securities, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from December 9, 2016; provided that if there is no existing default in the payment of, or provisions for, interest, and if this Security is authenticated between a Regular Record Date referred to on the face hereof (whether or not a Business Day) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2017. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof; provided, however, that interest payable at Maturity of this Security will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is so payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in New York, New York, or at such other offices or agencies maintained for such purpose as the Partnership may from time to time and in accordance with the Indenture designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest may, at the option of the Partnership, be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, with respect to Securities evidenced by a global Security, if appropriate wire transfer instructions have been received in writing by the Trustee, not later than five Business Days prior to the record date for an applicable Interest Payment Date, be made by wire transfer of immediately available funds in accordance with such wire transfer instructions; and (ii) payment of available funds upon surrender of this Security will be made at the office or agency of the Partnership maintained for that purpose in New York, New York or at such additional offices or agencies maintained for such purpose as the Partnership may from time to time and in accordance with the Indenture designate.

3. Certain Office. Initially, U.S. Bank National Association (in such capacities, the “Paying Agent” and the “Security Registrar”) will, at its offices located at 100 Wall Street, Suite 1600, New York, New York 10005, act as the Partnership’s office or agency solely for purposes of where the Securities may be presented or surrendered for payment and where the Securities may be surrendered for registration of transfer or exchange. For all other purposes, including where notices and demands to or upon the Partnership in respect of the Securities and the Indenture may be served, U.S. Bank National Association, the Trustee under the Indenture, will act at its offices located at 100 Wall Street, Suite 1600, New York, New York 10005.

4. Indenture. The Partnership issued the Securities under an Indenture dated as of November 30, 2016 (the “Indenture”) between the Partnership and the Trustee. The terms of the Securities include those stated in the Indenture (including terms defined therein, which terms when used herein, unless the context requires otherwise, shall have the meanings assigned to such terms in the Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture.

The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured general obligations of the Partnership initially limited to $500,000,000 in aggregate principal amount and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Partnership; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect. The Indenture provides for the issuance of other series of debentures, notes and other evidences of indebtedness (including the Securities, the “Debt Securities”) thereunder.

5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons and, if not in global form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not exchange or register the transfer of any Securities during the period beginning on the opening of business 15 days before the day of mailing of a notice of redemption of the Securities and ending at the close of business on the day of such mailing or of any Securities selected for redemption, except the unredeemed portion of any Securities being redeemed in part.

6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

7. Redemption. The Securities will be redeemable at any time and from time to time prior to September 15, 2026, in whole or in part, at the option of the Partnership, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date), calculated as if the Maturity of the Securities was September 15, 2026 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points, as calculated by an Independent Investment Banker (as defined below) plus, in each case, accrued and unpaid interest thereon to the Redemption Date; provided that the principal amount of a Security outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

On or after September 15, 2026, the Securities will be redeemable at any time, in whole or in part, at the option of the Partnership, at a Redemption Price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest to, but not including, the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities (assuming, for this purpose, that the Securities matured on September 15, 2026) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (assuming, for this purpose, that the Securities matured on September 15, 2026).

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Partnership to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealers” means (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their respective successors, provided that, if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Partnership shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers selected by the Partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. Unless the Partnership defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, and any past default under the Indenture with respect to the Securities, and its consequences, may be waived (other than a default in the payment of the principal of (or premium, if any) or interest on the Securities or in respect of a covenant or provision of the Indenture which under Article 9 thereof cannot be modified or amended without the consent of the Holder of each outstanding Security) by the Holders of not less than a majority in principal amount of the outstanding Securities in accordance with the terms of the Indenture. Without the consent of any Holder, the Partnership and the Trustee may supplement the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, in each case which shall not be inconsistent with the provisions of the Indenture and which shall not adversely affect the interest of the Holders of the Securities in any material respect; (ii) to evidence the assumption by a successor Person of the obligations of the Partnership under the Indenture and this Security; (iii) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities, to permit Registered Securities to be exchanged for Bearer Securities or to permit the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of the Securities in any material respect; (iv) to add to the covenants of the Partnership for the benefit of the Holders of the Securities or Holders of other series of Debt Securities, or to surrender any right or power conferred by the Indenture upon the Partnership; (v) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purpose of issue, authentication and delivery of the Securities as set forth in the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or (vii) to provide any security for, or to add any guarantees of, the Securities or any other series of Debt Securities.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Partnership to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

Subject to certain exceptions and limitations set forth in the Indenture, without the consent of each Holder affected, the Partnership may not (i) change the Stated Maturity of the principal of or any installment of interest on any Security, (ii) reduce the principal amount of, or any premium or interest on, any Security, (iii) change any Place of Payment where, or the currency in which, any Security or any premium or interest thereon is payable, (iv) impair the right to institute suit for the enforcement of any payment with respect to any Security after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date), (v) reduce the percentage in principal amount of the outstanding Securities whose Holders must consent to a supplement or waiver, or reduce the requirements in Section 1504 of the Indenture for quorum or voting, or make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vi) waive a continuing default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) failure to pay principal of or any premium on any Security when due and payable; (ii) failure to pay any interest on any Security when due and payable, and the continuation of the default for 30 days; (iii) failure to perform any other covenant, or breach of any warranty, of the Partnership in the Indenture, continued for 60 days after written notice is given or received as provided in the Indenture; and (iv) certain events of bankruptcy, insolvency or reorganization. If any Event of Default at any time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare the principal amount of all Securities to be due and payable immediately. At any time after a declaration or occurrence of acceleration with respect to the Securities has been made, but before a judgment or decree based on acceleration has been obtained, the Event of Default giving rise to such declaration of acceleration shall, under certain circumstances, be deemed to have been waived, and such declaration and its consequences shall be deemed to have been rescinded and annulled.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium (if any) or interest) if in good faith it determines that withholding notice is in their interests. The Partnership must furnish an annual compliance certificate to the Trustee.

10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all Securities and, as provided in the Indenture, shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds sufficient for such payment.

11. Trustee Dealings with Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not Trustee.

12. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signer of the Trustee.

13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform gifts to Minors Act).

The Partnership will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Valero Energy Partners LP
One Valero Way
San Antonio, Texas 78249
Telephone: (210) 345-2000
Attention: General Counsel

SCHEDULE OF EXCHANGES OF SECURITY*

The following exchanges of a part of this global Security for definitive Securities have been made:

Date of exchange	Amount of decrease in principal amount of this global Security	Amount of increase in principal amount of this global Security	Principal amount of this global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Registrar

*	This schedule to be included only if the Security is a global Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to                                          (Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Security on the books of the Partnership. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)